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                                                                      Exhibit 10

                                     KEYCORP
                             1997 STOCK OPTION PLAN
                                  FOR DIRECTORS
                             (AS OF APRIL 21, 1999)



         1. PURPOSE OF THE PLAN. The purpose of the KeyCorp 1997 Stock Option Plan for Directors is to encourage Directors to acquire a larger stock ownership in KeyCorp, thus increasing their proprietary interest in KeyCorp and more closely aligning their interests with those of the shareholders of KeyCorp.

         2. DEFINITIONS. Unless the context clearly indicates otherwise, the following terms have the meanings set forth below.

         "Board of Directors" or "Board" means the Board of Directors of KeyCorp.

         "Committee" means the committee appointed by the Board of Directors to administer the Plan. The Committee shall be composed of not less than three Directors of KeyCorp. The Board of Directors may also appoint one or more Directors as alternate members of the Committee. No officer or employee of KeyCorp or of any subsidiary of KeyCorp shall be a member or alternate member of the Committee. The Committee shall at all times be comprised solely of "Non-Employee Directors", as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

         "Director" means a member of the Board of Directors of KeyCorp.

         "Fair Market Value" means, unless otherwise determined by the Committee, (a) if the Common Shares are traded on a national exchange, the mean between the high and low sales price per Common Share on that national exchange on the date for which the determination of Fair Market Value is made or, if there are no sales of Common Shares on that date, then on the next preceding date on which there were any sales of Common Shares, or (b) if the Common Shares are not traded on a national exchange, the mean between the high and low sales price per Common Share in the over-the-counter market, National Market System, as reported by the National Quotations Bureau, Inc. and NASDAQ on the date for which the determination of Fair Market Value is made or, if there are no sales of Common Shares on that date, then on the next preceding date on which there were any sales of Common Shares.

         "Plan" means this KeyCorp 1997 Stock Option Plan for Directors as it may be amended from time to time.




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         3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the
Committee. The Board may from time to time remove members from or add members to the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Board shall select one of the Committee's members as Chair. Members of the Committee shall be eligible to be granted options to purchase KeyCorp Common Shares under the Plan while serving on the Committee.

         The Committee shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all optionees and any person claiming under or through an optionee, unless otherwise determined by the Board.

         Any determination, decision or action of the Committee provided for in the Plan may be made or taken by action of the Board if it so determines, with the same force and effect as if such determination, decision or action had been made or taken by the Committee. No member of the Committee or of the Board shall be liable for any determination, decision or action made in good faith with respect to the Plan or any option granted under the Plan. The fact that a member of the Board or the Committee shall at the time be, or shall theretofore have been or thereafter may be, a person who has received or is eligible to receive an option shall not disqualify him or her from taking part in and voting at any time as a member of the Board or of the Committee, as applicable, in favor of or against any amendment or repeal of the Plan.

         4. STOCK SUBJECT TO THE PLAN.

         (a) The stock to be issued upon exercise of options granted under the Plan shall be KeyCorp Common Shares which shall be made available from Common Shares held in treasury. The aggregate number of Common Shares which may be issued under or subject to options granted under this Plan shall not exceed 1,000,000 shares.

         (b) In the event that any outstanding option or portion thereof under the Plan for any reason expires or is terminated, the Common Shares allocable to the unexercised portion of such option may again be made subject to option under the Plan.

         5. GRANT OF OPTIONS. All options granted under this Plan shall be "nonqualified stock options" for purposes of the Internal Revenue Code of 1986, as amended.

         6. OPTION PRICE. The purchase price per Common Share which is subject to an option shall be 100 percent of the Fair Market Value of a Common Share on the date the option is granted.



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         7.  ELIGIBILITY OF OPTIONEES.

         (a) Options on KeyCorp Common Shares shall automatically be granted annually on the third business day following the date of the earnings release of KeyCorp for the first quarter of each year, commencing in 1998, to those persons who are then serving as Directors of KeyCorp and who are not then employees or officers of KeyCorp. The options granted to each Director on an annual basis shall, as of the option grant date, have a value equal to 2.75 times the annual cash retainer payable to a Director in the year of the option grant (and the value of the options shall be determined in accordance with the formula set forth in Exhibit A to this Plan, which formula is intended to approximate on a simplified basis the Black-Scholes value of the options).

         (b) Subject to the terms of the Plan and subject to review by the Board, the Committee shall have exclusive jurisdiction (i) to determine the dates on which, or the time periods during which, the options may be exercised,
(ii) to determine the purchase price of the shares subject to each option in accordance with Section 6 of the Plan, and (iii) to prescribe the form, which shall be consistent with the Plan, of the instrument evidencing any options granted under the Plan.

         8. NON-TRANSFERABILITY OF OPTIONS. Unless otherwise determined by the Committee, no option granted under the Plan shall be assignable or transferable by the optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee the option shall be exercisable only by such optionee.

         9. TERM AND EXERCISE OF OPTIONS.

         (a) Unless otherwise determined by the Committee, each option granted under the Plan shall terminate on the date which is 10 years after the date of grant. The Committee in its discretion may provide further limitations on the exercisability of options granted under the Plan. An option may be exercised only during the continuance of the optionee's service as a Director, except as provided in Sections 10 and 11 of the Plan.

         (b) A person electing to exercise an option shall give written notice to KeyCorp of such election and of the number of shares he or she has elected to purchase, in such form or forms as the Committee shall have prescribed or approved, and shall at the time of exercise tender the full purchase price of the shares he or she has elected to purchase. Unless otherwise determined by the Committee, the purchase price shall be paid in full in cash upon the exercise of the option.

         10. TERMINATION OF DIRECTORSHIP. If an optionee's status as a Director ceases for any reason other than death, any option granted to him or her under the Plan shall terminate twenty four months after the termination of such optionee as a Director; provided, however, that no option shall be exercisable after its expiration date.



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         11. DEATH OF OPTIONEE. If an optionee dies while serving as a Director, or after cessation of such service but within the period during which he or she could have exercised the option under Section 10 of the Plan, then the option may be exercised by the executors or administrators of the optionee's estate or by any person or persons who have acquired the option directly from the optionee by bequest or inheritance, within twenty-four months (or such other period as prescribed by the Committee) after: (i) the date of the optionee's death in the case of an optionee who died while still serving as a director, and (ii) the date the optionee ceased being a director in the case of an optionee who ceased being a director prior to such optionee's death, except that in no case shall an option be exercisable after its expiration date.

         12. AMENDMENT OR TERMINATION OF THE PLAN. The Committee may at any time amend, modify suspend or terminate the Plan or modify any outstanding options granted under the Plan. No amendment, modification, suspension or termination of the Plan nor modification of any outstanding option shall in any manner affect, alter or impair any option theretofore granted under the Plan without the consent of the optionee or any person validly claiming under or through the optionee.

         13. ADJUSTMENT UPON CHANGES IN COMMON SHARES. Automatically and without Committee action in the event of any stock dividend, stock split or share combination of the Common Shares, or by appropriate Committee action in the event of any reclassification, recapitalization, merger, consolidation, other form of business combination, liquidation or dissolution involving KeyCorp or any spin-off or other distribution to shareholders of KeyCorp (other than normal cash dividends), (a) appropriate adjustments to the maximum number of Common Shares that may be issued under or subject to options granted under the Plan pursuant to Section 4 shall be made, and (b) appropriate adjustments to the number and kind of shares subject to, the price per share under, and the terms and conditions of each then outstanding option shall be made to the extent necessary and in such manner that the benefits of Directors under all then outstanding options shall be maintained substantially as before the occurrence of such event. Any such adjustment shall be conclusive and binding for all purposes of the Plan, in the event of any stock dividend, stock split or share combination, as of the date of such stock dividend, stock split or share combination, and in all other cases, as of such date as the Committee may determine.

         14. AWARDS IN SUBSTITUTION FOR OPTIONS GRANTED BY OTHER COMPANIES. Options may be granted under the Plan in substitution for awards held by directors of a company who become Directors of KeyCorp as a result of the merger or consolidation of such company with KeyCorp, or the acquisition by KeyCorp of the assets of such company, or the acquisition by KeyCorp of stock of such company as a result of which it becomes a subsidiary. The terms, provisions and benefits of the substitute options so granted may vary from the terms, provisions and benefits set forth in or authorized by the Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the terms, provisions and benefits of the awards in substitution for which they are granted.


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         15. LEGAL REQUIREMENTS. No options shall be granted and KeyCorp shall have no obligation to make any payment under the Plan, whether in Common Shares, cash or any combination thereof, unless such payment is, without further action by KeyCorp, in compliance with all applicable Federal and state laws and regulations, including, without limitation, the United States Internal Revenue Code and Federal and state securities laws.

         16. ABSENCE OF LIABILITY. No member of the Board of Directors of KeyCorp, of the Committee, of any other committee of the Board of Directors or any officer or Director of KeyCorp or a subsidiary of KeyCorp shall be liable for any act or action under the Plan, whether of commission or omission, taken by any other member, or by any officer, agent or employee, or except in circumstances involving his or her bad faith or willful misconduct, for any thing done or omitted to be done by himself or herself.

         17. SEVERABILITY. The invalidity or unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

         18. GOVERNING LAW. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.

         19. PLAN EFFECTIVE DATE. The Plan was approved by the Board of Directors of KeyCorp at a meeting held on January 16, 1997 and amended on November 19, 1997 and April 21, 1999.



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                                    EXHIBIT A
                                    ---------



Formula                                                       Example
-------                                                       -------

Amount of annual  cash  retainer                              $  27,000
payable  to a  director  in year
of option grant

multiply by 2.75                                              X    2.75
                                                              ---------

                                                                 74,250

multiply by 3                                                 X       3
                                                              ---------

                                                                222,750
divide  by  Fair  Market   Value
(mean   between   high  and  low                   (divided by)      65
sales  price per  Common  Share)
of a  Common  Share  on the date
of the option grant
                                                                  3,426
round   up  to   nearest   whole
number  divisible  by 100.  This
would be the  number  of  Common                                  3,500
Shares  covered  by the  options                                 Common
grant to each Director.                                          Shares